Exhibit 10.8

PROMISSORY NOTE MODIFICATION AGREEMENT

This Promissory Note Modification Agreement (this “Agreement”) is dated this 26th day of January, 2024 and is entered into between SMART FOR LIFE, INC., a Nevada corporation (hereinafter referred to as “Borrower”), ALFONSO J. CERVANTES, JR. (hereinafter referred to as “Guarantor”) and JOSEPH X. XIRAS, (hereinafter referred to as “lender” or “Holder”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note (as defined below).

RECITALS:

WHEREAS, Borrower issued to Holder, and Guarantor guaranteed, that certain Original Issue Discount Secured Subordinated Note dated July 22, 2022 in the original principal amount of $2,272,727.27, as amended on May 24, 2023 (hereinafter referred to as the “Note”); and

WHEREAS, the Note was issued pursuant to that certain Note Purchase Agreement, dated July 29, 2022, by and between the Borrower and the Holder; and

WHEREAS, Borrower, Holder and Guarantor wish to extend and modify the terms of the Note to provide for an extension of the Loan that is currently in default;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. (i) As of January 26, 2024, the new Principal Amount due and owing under the Note, including accrued and unpaid Interest thereon, is $2,751,233.45.

(ii) The Interest rate due under the Note is hereby amended to Thirteen Percent (13.00%) per annum.

(iii) Borrower shall pay to Holder, in addition to each monthly Principal and Interest payment, an Administration Fee of $6,000.00 per month (“Administrative Fee”).

(iv) In the event any payment due hereunder is not made within three (3) business days from its due date, Borrower shall pay Lender a late fee equal to Five Percent (5.00%) of the late Principal and Interest payments.

(iv) The Principal and Interest payments, which shall be due and payable on or before the 1st day of each month beginning April 1, 2024, shall be amortized on a fifteen (15) year amortization schedule, payable in accordance with the amortization schedule as set forth in Exhibit A attached hereto and made a part hereof.

(v) On the 1st day of each July and October prior to the Maturity Date, Borrower shall make, in addition to the regular monthly Principal and Interest payment and Administrative Fee then due, an additional Principal reduction payment of $50,000.00.

(vi) The Maturity Date shall be twenty-four (24) months from the date of this Agreement, at which time the entire Principal balance and accrued but unpaid Interest, shall be due and payable in full.

(vii) Upon the occurrence of any of the following) events, Borrower will pay to Holder, within three (3) business days of the event occurrence, the following amounts as a Principal reduction payment; provided, however, that in no event shall the total amount of payments that Borrower is required to make pursuant to this clause (vii) exceed the then outstanding amount of Principal and Interest owed to Holder pursuant to the terms of the Note:

(a)	Upon the exercise by any party of Borrower’s stock warrants in an amount up to $2,200,000.00, Borrower shall pay to Lender Twenty Percent (20.00%) of the gross proceeds generated by such exercise,

(b)	Upon the successful completion of a public offering under a Registration Statement on Form S-1 filing with HC Wainwright, Borrower shall pay to Lender Twenty-Five Percent (25.00%) of the gross proceeds generated by such public offering,

(c)	Upon the successful completion of a private placement debenture offering under Rule 506(c), Borrower shall pay to Lender Thirty Percent (30.00%) of the gross proceeds generated by such private placement, or

(d)	Upon the successful completion by Borrower of any other capital fund raising. Borrower shall pay to Lender Twenty-Five Percent (25.00%) of the gross proceeds generated by such capital fund raising.

(viii) Notwithstanding the provisions of Section 8 of the Note, Holder hereby agrees to the sale by Borrower of its operating subsidiary, Bonne Sante Natural Manufacturing, Inc. (“BSNM”), and hereby releases BNSM and all of its collateral from the security interest and lien granted pursuant to the Note and hereby authorizes Borrower and its designees to file UCC-3 termination statements with respect to the BSNM collateral and agrees to execute and deliver any additional written releases, terminations and such other documents as may be reasonably requested by Borrower to evidence such release and the termination of Holder’s interests in the collateral of BNSM.

B. In no event shall this Agreement be deemed to limit, modify, amend, waive or otherwise affect any of Holder’s rights and remedies that exist under the Note and this Agreement for any Events of Default, all of which rights and remedies are hereby expressly reserved and which may be enforced by Holder in accordance with the terms of the said Agreement and the Note.

C. Nothing in this Agreement shall be construed as a waiver of or acquiescence to the any defaults that exist now or may exist in the future. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Note; (b) extend the terms of the Note or the due date of any of Borrower=s obligations; (c) give rise to any obligation on the part of Holder to extend, modify or waive any term or condition of the Note; (d) give rise to any defenses or counterclaims to the right of Holder to compel payment of Borrower=s obligations or to otherwise enforce their rights and remedies under the Note; or (e) establish a custom or course of dealing between or among the Borrower and the Holder. Except as expressly limited herein, Holder hereby expressly reserves all of their rights and remedies under the Note and under applicable law with respect to the existing defaults. Except as modified herein, Holder shall be entitled to enforce the Note according to the original terms thereof and all original terms of the Note remain in full force and effect except to the extent they are modified herein.

D. Borrower acknowledges that no oral representations, statements or inducements have been made by Holder with respect to the Note or this Agreement. Further, this Agreement and the Note, constitute valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors’ rights generally and to general equitable principals.

E. It is agreed to and understood by the parties that this Agreement and all terms hereof are being entered into voluntarily and with the opportunity to seek advice of counsel and because it is believed by Borrower and Holder that it will result in the most expeditious, cost-effective and beneficial resolution to the issues constituting the subject matter of the extension of the balloon payment due and owing under the Note.

F. The parties hereto consent to and agree that any proceedings to enforce the terms hereof or of the original mortgage as herein modified, shall be brought in Palm Beach County, Florida.

G. All the remaining provisions of the Note not specifically changed or modified herein, are to remain in full force and effect.

[Signature page follows]

In Witness Whereof, the parties have set their hands and seals the day and year first aforesaid.

Smart For Life, Inc., a Nevada corporation

BORROWER

By:	/s/ Alfonso J. Cervantes, Jr.
Alfonso J. Cervantes, Jr.
Executive Chairman

/s/ Alfonso J. Cervantes, Jr.
Alfonso J. Cervantes, Jr.

GUARANTOR

/s/ Joseph X. Xiras
Joseph X. Xiras

HOLDER

{Signature Page to Amendment No. 2 to OID Note}

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